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                                                                       EXHIBIT 5

                  OPINION OF BROBECK, PHLEGER & HARRISON LLP


                               October 23, 2000

Gasonics International Corporation
2540 Junction Avenue
San Jose, CA 95134-1909

     Re: Gasonics International Corporation Registration Statement on Form S-8 for 64,774 Shares of Common Stock
          ---------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Gasonics International Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 64,774 shares of the Company's common stock reserved for issuance under the Gamma Precision Technology, Inc. 1998 Stock Option Plan as assumed by the Company (the "Gamma Plan").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company with respect to the assumption of the Gamma Plan and the options outstanding thereunder in connection with the Company's acquisition of Gamma Precision Technology, Inc. Based on such review, we are of the opinion that if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements for the outstanding options assumed under the Gamma Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Gamma Plan or the shares of the Company's common stock issuable thereunder.


                              Very truly yours,

                              /s/ BROBECK, PHLEGER & HARRISON LLP

                              BROBECK, PHLEGER & HARRISON LLP